UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into Material Definitive Agreement;

Item 1.02	Termination of Material Definitive Agreement and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 19, 2014, Prologis, Inc., a Maryland corporation (“Prologis”), Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and various affiliates of the Operating Partnership entered into a Senior Term Loan Agreement (the “Loan Agreement”) with various lenders and Bank of America, N.A., as Administrative Agent. Pursuant to the Loan Agreement, the Operating Partnership and various affiliates thereof (collectively the “Borrowers”) may obtain loans in various currencies in an aggregate amount not to exceed €500,000,000 (subject to increase to up to €1,000,000,000 pursuant to the accordion feature included in the Loan Agreement). The Loan Agreement permits the Borrowers to re-borrow, within a specified period of time, any amounts prepaid thereunder.

The Loan Agreement is scheduled to mature on June 19, 2017, but the Operating Partnership may, at its option and subject to the satisfaction of certain conditions and payment of an extension fee, extend the maturity date of the Loan Agreement two times, in each case for a period of up to one year. Pricing under the Loan Agreement, including the spread over LIBOR, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Loan Agreement contains representations, covenants (including certain financial tests applicable to Prologis) and defaults (including a cross-acceleration to other recourse indebtedness of more than $100,000,000) that are substantially the same as the corresponding provisions of the other major unsecured credit facilities of Prologis and the Operating Partnership. Prologis has unconditionally guaranteed all obligations of each borrower under the Loan Agreement, and the Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the Loan Agreement.

The Loan Agreement replaces the Senior Term Loan Agreement dated as of February 2, 2012 among Prologis, the Operating Partnership, various affiliates of the Operating Partnership, various lenders and Bank of America, N.A., as Administrative Agent, which previously terminated in accordance with the terms set forth therein.

The Loan Agreement has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Senior Term Loan Agreement dated as of June 19, 2014 among Prologis, Inc., Prologis, L.P., various affiliates of Prologis, L.P., various lenders and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

PROLOGIS, INC.

By:	/s/ Michael T. Blair
Name:	Michael T. Blair

Title:	Managing Director and Deputy General Counsel

Date: June 24, 2014

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

By:	/s/ Michael T. Blair
Name:	Michael T. Blair
Title:	Managing Director and Deputy General Counsel